Exhibit 25.6

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
     UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

13-4994650
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1111 Polaris Parkway
Columbus, Ohio	43271
(Address of principal executive offices)	(Zip Code)

Thomas F. Godfrey
Vice President and Assistant General Counsel
JPMorgan Chase Bank, National Association
1 Chase Manhattan Plaza, 25th Floor
New York, NY 10081
Tel: (212) 552-2192
(Name, address and telephone number of agent for service)

PartnerRe Capital Trust II
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Applied For (I.R.S. employer identification No.)

c/o PartnerRe U.S. Corporation One Greenwich Plaza Greenwich, CT (Address of principal executive offices)	06830-6352 (Zip Code)

Preferred Securities
(Title of the indenture securities)

GENERAL

Item 1. General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C., 20551

Federal Deposit Insurance Corporation, Washington, D.C., 20429.

     (b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with the Obligor and Guarantors.

     If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 16. List of Exhibits

List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Articles of Association of JPMorgan Chase Bank, N.A. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

     2. A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

     3. None, the authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.

    4. A copy of the existing By-Laws of the Trustee. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

    5. Not applicable.

    6. The consent of the Trustee required by Section 321(b) of the Act. (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

    7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

    8. Not applicable.

    9. Not applicable.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, N.A., has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 2nd day of May, 2005.

JPMORGAN CHASE BANK, N.A.

By:	/s/ James D. Heaney

James D. Heaney
Vice President

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

     JPMorgan Chase Bank, N.A.
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

     at the close of business December 31, 2004, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

		Dollar Amounts
ASSETS		in Millions
Cash and balances due from depository institutions:
Noninterest-bearing balances and
currency and coin		$33,880
Interest-bearing balances		32,628
Securities:
Held to maturity securities		110
Available for sale securities		78,962
Federal funds sold and securities purchased under
agreements to resell
Federal funds sold in domestic offices		31,459
Securities purchased under agreements to resell		106,872
Loans and lease financing receivables:
Loans and leases held for sale		24,495
Loans and leases, net of unearned income	$341,550
Less: Allowance for loan and lease losses	5,313
Loans and leases, net of unearned income and allowance		336,237
Trading Assets		236,768
Premises and fixed assets (including capitalized leases)		7,994
Other real estate owned		141
Investments in unconsolidated subsidiaries and
associated companies		786
Customers’ liability to this bank on acceptances
outstanding		471
Intangible assets
Goodwill		23,120
Other Intangible assets		9,871
Other assets		43,571
TOTAL ASSETS		$967,365

LIABILITIES

Deposits
In domestic offices		$367,865
Noninterest-bearing	$133,284
Interest-bearing	234,581
In foreign offices, Edge and Agreement
subsidiaries and IBF's		149,845
Noninterest-bearing	$7,002
Interest-bearing	142,843

Federal funds purchased and securities sold under agree-
ments to repurchase:
Federal funds purchased in domestic offices		15,415
Securities sold under agreements to repurchase		71,311
Trading liabilities		140,576
Other borrowed money (includes mortgage indebtedness
and obligations under capitalized leases)		77,735
Bank's liability on acceptances executed and outstanding		471
Subordinated notes and debentures		18,767
Other liabilities		43,384
TOTAL LIABILITIES		885,369
Minority Interest in consolidated subsidiaries		1,356

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,785
Surplus (exclude all surplus related to preferred stock)		58,290
Retained earnings		20,968
Accumulated other comprehensive income		(403)
Other equity capital components		0
TOTAL EQUITY CAPITAL		80,640

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL		$967,365

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON, JR.	)
JAMES DIMON	)	DIRECTORS
MICHAEL J. CAVANAGH	)